                                                                    EXHIBIT 23.4

              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated January 26, 1996, with respect to the financial statements of Boca Raton Hotel and Club Limited Partnership included in the Registration Statement (Form S-1) and related Prospectus of Florida Panthers Holdings, Inc. for the registration of 18,609,491 shares of its Class A Common Stock expected to be filed on or about October 10, 1997.

                                          /s/ Ernst & Young LLP
                                          --------------------------------------
                                          ERNST & YOUNG
West Palm Beach, Florida
October 10, 1997